Exhibit 10.2

EXECUTION COPY

ALLIED MOTION TECHNOLOGIES INC.

$30,000,000

14.50% SENIOR SUBORDINATED NOTES DUE OCTOBER 18, 2019

NOTE AGREEMENT

Dated as of October 18, 2013

(Not Part of Agreement)

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(continued)

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		Page

12P.	Descriptive Headings; Advice of Counsel; Interpretation; Time of the Essence	57
12Q.	Counterparts; Facsimile or Electronic Signatures	57
12R.	Severalty of Obligations	57
12S.	Independent Investigation	58
12T.	Directly or Indirectly	58
12U.	Transaction References	58
12W.	Binding Agreement	1

PURCHASER SCHEDULE

SCHEDULE 6A	—	LIENS
SCHEDULE 6B	—	INVESTMENTS
SCHEDULE 6C	—	INDEBTEDNESS
SCHEDULE 6G	—	TRANSACTIONS WITH AFFILIATES
SCHEDULE 6H	—	BURDENSOME AGREEMENTS
SCHEDULE 8G	—	AGREEMENTS RESTRICTING INDEBTEDNESS
SCHEDULE 8J	—	ERISA MATTERS

EXHIBIT A	—	FORM OF NOTE
EXHIBIT B	—	FORM OF DISBURSEMENT DIRECTION LETTER
EXHIBIT C	—	FORM OF VCOC LETTER
EXHIBIT D	—	FORM OF SUBSIDIARY GUARANTY
EXHIBIT E	—	FORM OF OPINION OF COMPANY’S SPECIAL NEW YORK COUNSEL

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ALLIED MOTION TECHNOLOGIES INC.

455 Commerce Drive Suite 4

Amherst, NY 14228

As of October 18, 2013

To Each of the Purchasers Named in the
Purchaser Schedule Attached Hereto

Ladies and Gentlemen:

The undersigned, Allied Motion Technologies Inc., a Colorado corporation (herein called the “Company”), hereby agrees with the purchasers named in the Purchaser Schedule attached hereto (herein called the “Purchasers”) as set forth below.  Reference is made to Article 11 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

1.                                      AUTHORIZATION OF ISSUE OF SUBORDINATED NOTES.  The Company will authorize the issue of its senior subordinated promissory notes (the “Subordinated Notes”) in the aggregate principal amount of $30,000,000, to be dated the date of issue thereof, to mature October 18, 2019, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 14.50% per annum (provided that, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) the outstanding principal balance of the Subordinated Notes shall bear interest from and after the date of such Event of Default and until the date such Event of Default ceases to be in existence at the rate per annum from time to time equal to the Default Rate) and on overdue payments at the rate per annum from time to time equal to the Default Rate, and to be substantially in the form of Exhibit A attached hereto.  The term “Subordinated Notes” as used herein shall include each such senior subordinated promissory note delivered pursuant to any provision of this Agreement and each such senior subordinated promissory note delivered in substitution or exchange for any other Subordinated Note pursuant to any such provision.

2.                                      PURCHASE AND SALE OF SUBORDINATED NOTES; PAYMENT IN KIND.

2A.                             Purchase and Sale of Subordinated Notes.  The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company the aggregate principal amount of Subordinated Notes set forth opposite such Purchaser’s name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount.  The Company will deliver to each Purchaser, at the offices of Schiff Hardin LLP at 233 South Wacker, Drive, Suite 6600, Chicago, IL 60606, one or more Subordinated Notes registered in such Purchaser’s name (or, if specified in the Purchaser Schedule, in the name of the nominee(s) for such Purchaser specified in the Purchaser Schedule), evidencing the aggregate principal amount of Subordinated Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds on the date of closing, which shall be October 18, 2013 or any other date on or before November 1, 2013 upon which the Company and the Purchasers may mutually agree (herein called the “closing” or the “date of closing”), for credit to the account or accounts as shall be specified in a letter on the Company’s letterhead, in substantially the form of Exhibit B attached hereto, from the Company to the Purchasers delivered prior to the date of closing.

2B.                             Payment in Kind.  On each date on which any payment of interest is due on the Subordinated Notes (each such date an “Interest Payment Date”) the Company may elect to pay a portion of such interest payment due on the Subordinated Notes on such Interest Payment Date (other than any portion of such interest payment due with respect to any principal amount of the Subordinated Notes to be prepaid on such date, whether as a result of an optional prepayment pursuant to paragraph 4B, the maturity of the Subordinated Notes, the acceleration of the Subordinated Notes pursuant to paragraph 7A or otherwise) equal to the PIK Portion by adding the amount of the PIK Portion to the principal balance of the Subordinated Notes as of such Interest Payment Date instead of paying the PIK Portion in cash, and, if the Company so elects with respect to the PIK Portion of the interest payment due on any Interest Payment Date, then, on such Interest Payment Date, such PIK Portion shall be added to and treated as a portion of the outstanding principal balance of the Subordinated Notes for all purposes and thereafter accrue interest at the rate applicable to the Subordinated Notes.  The “PIK Portion” of any such interest payment due on any such Interest Payment Date shall be equal to an amount of interest accrued on the outstanding principal amount of the Subordinated Notes (other than any principal amount of the Subordinated Notes to be prepaid on such Interest Payment Date, as aforesaid) since the immediately prior Interest Payment Date at the rate of 1.50% per annum.  Unless the Company shall have notified the holders of the Subordinated Notes at least 5 Business Days prior to any Interest Payment Date that the Company will pay the PIK Portion of the interest payment due on the Subordinated Notes on such Interest Payment Date in cash, then the Company shall conclusively be deemed to have elected to pay all of such PIK Portion by adding the amount of such PIK Portion to the principal balance of the Subordinated Notes on such Interest Payment Date as provided above.  Any election by the Company to pay any portion of the PIK Portion of the interest due on any Interest Payment Date shall apply pro rata to all outstanding Subordinated Notes pro rata in accordance with the outstanding principal amounts thereof.  Any interest due on the Subordinated Notes on any date not constituting the PIK Portion, and any portion of the PIK Portion of the interest payment due on any Interest Payment Date that the Company has notified the holders of the Subordinated Notes as provided above that it will pay in cash, shall be paid in cash as provided in paragraph 12A.

3.                                      CONDITIONS OF CLOSING.  Each Purchaser’s obligation to purchase and pay for the Subordinated Notes to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

3A.                             Documents.  Such Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser, dated the date of closing unless otherwise indicated, and, on the date of closing, in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:

(i)                                     the Subordinated Note or Subordinated Notes to be purchased by such Purchaser in the form of Exhibit A attached hereto;

(ii)                                  a guaranty agreement executed by each Subsidiary Guarantor in existence on the date of the closing (after giving effect to the consummation of the acquisition in accordance with the Acquisition Agreement) in the form of Exhibit D hereto (herein, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “Subsidiary Guaranty”);

(iii)                               a management rights letter from the Company in the form of Exhibit C hereto (herein, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “VCOC Letter”);

(iv)                              a Secretary’s Certificate signed by the Secretary or Assistant Secretary and one other officer of each Obligor certifying, among other things (a) as to the name, titles and true signatures of the officers of such Obligor authorized to sign the Transaction Documents to which such Obligor is a party and the other documents to be delivered by such Obligor in connection with this Agreement, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation document of such Obligor, certified by the Secretary of State of the state of formation of such Obligor as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of such Obligor which were duly adopted and are in effect as of the date of closing and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d) below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of such Obligor, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of the Transaction Documents to which such Obligor is a party and the other documents to be delivered in connection with this Agreement (and, in the case of the Company, authorizing the transactions contemplated by the Acquisition Agreement), and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders, partners or members of such Obligor or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, (e) that the Transaction Documents to which such Obligor is a party and the other documents executed and delivered to such Purchaser by such Obligor are in the form approved by its board of directors or other managing body in the resolutions referred to in clause (d), above, and (f) that no dissolution or liquidation proceedings as to such Obligor or any Subsidiary have been commenced or are contemplated;

(v)                                 a certificate of corporate and tax good standing for each Obligor from the Secretary of State of the state of formation of such Obligor and of each state in which such Obligor is required to be qualified to transact business as a foreign organization, in each case dated as of a recent date;

(vi)                              the Subordination Agreement;

(vii)                           certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name any Obligor (under its present name and previous names used) as debtor and which are filed in the office of the Secretary of State (or such other office which is, under the Uniform Commercial Code as in effect in the applicable jurisdiction, the proper office in which to file a financing statement under Section 9-501(a)(2) of such Uniform Commercial Code) of the location (as determined under the Uniform Commercial Code) of such Obligor, together with copies of such financing statements, and lien and judgment search reports from the county recorder of any county in which such Obligor maintains an office or in which any assets of such Obligor are located; and

(viii)                        such other certificates, documents and agreements as such Purchaser may reasonably request.

3B.                             Opinion of Purchasers’ Special Counsel.  Such Purchaser shall have received from Schiff Hardin LLP, who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

3C.                             Opinion of Company’s Counsel.  Such Purchaser shall have received from Jaeckle Fleischmann & Mugel, LLP, special New York counsel for the Obligors, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit E attached hereto, and the Company, by its execution hereof, hereby requests and authorizes such special counsel to render such opinions and to allow such Purchaser to rely on such opinion, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

3D.                             Representations and Warranties; No Default; Satisfaction of Conditions.  The representations and warranties contained in Article 8 and in the other Transaction Documents shall be true on and as of the date of closing, immediately after giving effect to the issuance of the Subordinated Notes on the date of closing and the consummation of any other transactions contemplated hereby and by the other Transaction Documents (including, without limitation, the borrowings under the Credit Agreement and the consummation of the acquisition under the Acquisition Agreement); there shall exist on the date of closing no Event of Default or Default, both before and immediately after giving effect to the issuance of the Subordinated Notes on the date of closing and the consummation of any other transactions contemplated hereby and by the other Transaction Documents (including, without limitation, the borrowings under the Credit Agreement and the consummation of the acquisition under the Acquisition Agreement); each Obligor shall have performed all agreements and satisfied all conditions required under this Agreement or the other Transaction Documents to be performed or satisfied by such Obligor on or before the date of closing; and each Obligor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of closing, to each such effect.

3E.                             Purchase Permitted By Applicable Laws; Approvals.  The purchase of and payment for the Subordinated Notes to be purchased by such Purchaser on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Subordinated Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the FRB) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.  All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of this Agreement, the Subordinated Notes and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.

3F.                              Material Adverse Change.  No material adverse change in the business, condition (financial or otherwise), property, assets, operations or prospects of the Company and its Subsidiaries, taken as a whole, or the Target and its Subsidiaries, taken as a whole, in either case since December 31, 2012 shall have occurred or be threatened, as determined by such Purchaser in its sole judgment.

3G.                            Credit Agreement.  The Credit Agreement, providing for a $15,000,000 revolving credit facility to the Company and for a term loan to the Company in the aggregate principal amount of $50,000,000 and having other terms and conditions satisfactory to such Purchaser, shall have been duly executed and delivered by the Company and the Banks, and shall be in full force and effect.  All conditions precedent to the making of the term loan and the initial revolving loans under the Credit Agreement shall have been satisfied except to the extent waived with the consent of such Purchaser (and, to the extent any part of any such condition requires that any matter be satisfactory to the Bank Agent, the Banks or any portion of the Banks, such matter shall be satisfactory to such Purchaser) and the Company shall have received the proceeds of the term loan and the initial revolving loans thereunder.  All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery or performance of the Credit Agreement or the consummation of the transactions contemplated thereby shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.  Such Purchaser shall have received a copy of the Credit Agreement and all material instruments, documents and agreements delivered at the closing of the making of the term loans and the initial revolving loans thereunder, certified by an Officer’s Certificate of the Company, dated the date of closing, as correct and complete.

3H.                            Termination of Existing Credit Agreement.  All obligations of the Company and its Subsidiaries under and in connection with the credit agreement dated as of May 7, 2007 among the Company, Allied B.V., various lenders and JPMorgan Chase Bank, N.A., as administrative agent, shall have been discharged, such credit agreement shall have been terminated, all liens and security interests securing any of such obligations, and all financing statements or other filings and recordings relating thereto, shall have been (or immediately following the effectiveness hereof shall be) terminated and released, and such Purchaser shall have received such evidence as it may reasonably request to demonstrate the satisfaction of the foregoing.  For the avoidance of doubt, this provision shall not require the termination of the credit facilities provided by JPMorgan Chase Bank (China) Company Limited, Shanghai Branch to Allied Motion (Changzhou) Motors Co., Ltd. and Allied Motion (Changzhou) Trading Co., Ltd.

3I.                                 Acquisition of the Target.  The Stock Purchase Agreement dated as of August 22, 2013 between the Company and the Seller (the “Acquisition Agreement”) shall be in form and substance satisfactory to such Purchaser, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect.  All conditions precedent to the Company’s obligations to acquire the Target thereunder shall have been satisfied except to the extent waived with the consent of such Purchaser (and, to the extent any part of any such condition requires that any matter be satisfactory to the Company, such matter shall be satisfactory to such Purchaser), and the Company shall have consummated the acquisition of the outstanding capital stock of the Target thereunder for aggregate consideration (excluding any working capital or cash adjustment and transaction fees & expenses) not to exceed $90,000,000.  All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery or performance of the Acquisition Agreement or the consummation of the transactions contemplated thereby shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.  Such Purchaser shall have received a copy of the Acquisition Agreement and all instruments, documents and agreements related thereto, certified by an Officer’s Certificate of the Company, dated the date of closing, as correct and complete.

3J.                               Fees and Expenses.  Without limiting the provisions of paragraph 12B hereof, the Company shall have paid the reasonable fees, charges and disbursements of (i) special counsel to the Purchasers referred to in paragraph 3B hereof, (ii) F2 Intelligence Group and (iii) Bober, Markey, Fedorovich & Company.

3K.                            Structuring Fee.  In consideration of the time, effort and expense involved in the preparation and negotiation of this Agreement, the Company shall have paid to Lake Street Partners IV, L.P., by wire transfer of immediately available funds to JP Morgan Chase, New York, New York, ABA #021-000-021, for credit to the account of Lake Street Partners IV, L.P., account no. 802-978-874, a structuring fee in the amount of $600,000 in immediately available funds.

3L.                             Solvency Affidavit.  Such Purchaser shall have received an affidavit executed by the chief financial officer of the Company, in form and substance reasonably satisfactory to such Purchaser, to the effect that on and as of the date of closing, after consummation of the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of the Subordinated Notes and the incurrence of any Senior Debt on the date of closing, the use of the proceeds thereof and the consummation of the acquisition under the Acquisition Agreement, (i) the Company and its Subsidiaries on a consolidated basis will be Solvent and (ii) the Total Leverage Ratio shall not exceed 3.90 to 1.0 on a pro forma basis.

3M.                          Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

4.                                      PREPAYMENTS.  The Subordinated Notes shall be subject to prepayment only with respect to the optional prepayments permitted by paragraph 4B and upon acceleration pursuant to paragraph 7A.

4A.                             Repayment at Maturity.  The outstanding principal amount of the Subordinated Notes, together with any accrued and unpaid interest thereon, shall become due on October 18, 2019.

4B.                             Optional Prepayment.  Prior to October 18, 2016, the Subordinated Notes shall not be subject to prepayment at the option of the Company in whole or in part.  Thereafter, the Subordinated Notes shall be subject to prepayment in whole at any time or from time to time in part (in integral multiples of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date.

4C.                             Notice of Optional Prepayment.  The Company shall give the holder of each Subordinated Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than five Business Days prior to the prepayment date (which shall be a Business Day), specifying such prepayment date and the aggregate principal amount of the Subordinated Notes, and of the Subordinated Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B.  Notice of prepayment having been given as aforesaid, the principal amount of the Subordinated Notes specified in such notice, together with interest thereon to the prepayment date, shall become due and payable on such prepayment date.  The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Subordinated Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

4D.                             Partial Payments Pro Rata.  In the case of each prepayment of less than the entire outstanding principal amount of all Subordinated Notes pursuant to paragraph 4B, the principal amount so prepaid shall be allocated pro rata to all Subordinated Notes at the time outstanding.

4E.                             No Acquisition of Subordinated Notes.  The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Subordinated Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Subordinated Notes held by each other holder of Subordinated Notes at the time outstanding upon the same terms and conditions.  Any Subordinated Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.

5.                                      AFFIRMATIVE COVENANTS. So long as any Subordinated Note or any obligation of any Obligor under any Transaction Document remains outstanding:

5A.                             Financial Statements and other Information.  The Company covenants that it will deliver to each Significant Holder:

(i)                                     as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating and consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP applicable to quarterly financial statements and certified by an authorized financial officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its Subsidiaries and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided, however, that delivery within the time period specified above pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period (including all financial statement exhibits and all financial statements incorporated by reference therein) prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) with respect to the consolidated statements;

(ii)                                  as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders’ equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and prepared in accordance with GAAP and, as to the consolidated statements, accompanied by an opinion thereon of independent public accountants of recognized national standing selected by the Company and acceptable to the Required Holder(s), which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries and the results of their operations and cash flows and have been prepared in accordance with GAAP, that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in such circumstances, and shall not be subject to any “going concern” or like qualification or exception or any qualification as to the scope of the audit and, as to the consolidating statements, certified by an authorized financial officer of the Company; provided, however, that delivery within the time period specified above pursuant to clause (iii) below of copies of the Annual Report on Form

10-K of the Company for such fiscal year (including all financial statement exhibits and all financial statements incorporated by reference therein) prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to the consolidated statements;

(iii)                               promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

(iv)                              promptly upon receipt thereof, copies of any detailed audit reports, management letters or recommendations submitted to the Company or any Subsidiary by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

(v)                                 promptly upon, and in any event not later than the next Business Day after receipt thereof, a copy of any notice received from the Bank Agent or any holder of Senior Debt that any default or event of default under the Credit Agreement or any Refinancing Agreement has occurred or any notice of any acceleration of any Senior Debt;

(vi)                              within 75 days after the date of closing, a true, correct and complete copy of the closing date inventory count and purchase price adjustment calculation in connection with the Acquisition;

(vii)                           simultaneously with the transmission thereof, copies of all notices, reports, financial statements or other communications given to the Bank Agent or any holder of Senior Debt under the Credit Agreement or any Refinancing Agreement, excluding routine borrowing requests;

(viii)                        as soon as available, but in any event within 60 days after the end of each of the Company’s fiscal years, monthly projections for the next succeeding fiscal year, on a consolidated and consolidating basis, including a balance sheet as at the end of each relevant period and income statements and statements of cash flows for each relevant period and for the period commencing at the beginning of the fiscal year and ending on the last day of such relevant period, all in form and substance satisfactory to the Required Holder(s);

(ix)                              within ten days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such supporting information as the Required Holder(s) may reasonably request;

(x)                                 promptly, notice of: (a) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (1) breach or non-performance of, or any default under, a Contractual Obligation of any Group Member, (2) any dispute, litigation, investigation, proceeding or suspension between any Group Member and any Governmental Authority that would reasonably be expected to have a Material Adverse Effect or (3) the commencement of, or any material development in, any litigation or proceeding affecting any Group Member, including pursuant to any applicable Environmental Law, that would reasonably be expected to have a Material Adverse Effect; (b) the occurrence of any ERISA Event; and (c) any material change in accounting policies or financial reporting practices by any Group Member; and

(xi)                              with reasonable promptness, such other information as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer’s Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6I and 6K and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.  In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to paragraph 11C) as to the period covered by any such financial statement, such Officer’s Certificate as to such period shall include a reconciliation from GAAP with respect to such election.  Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof.  The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer’s Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

5B.                             Information Required by Rule 144A.  The Company covenants that it will, upon the request of the holder of any Subordinated Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Subordinated Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act.  For the purpose of this paragraph 5B, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

5C.                             Inspection of Property.  The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder’s expense if no Default or Event of Default exists and at the Company’s expense if a Default or an Event of Default exists, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries with any such Person), all at such reasonable times during normal business hours and as often as such Significant Holder may reasonably request; provided that such Significant Holder shall use reasonable efforts not to disrupt the business operations of the Company and its Subsidiaries.

5D.                             [RESERVED].

5E.                             Compliance with Law.  The Company covenants that it will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in paragraph 8Q, and will obtain and maintain in full force and effect all licenses, certificates, permits, franchises, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or governmental bodies having jurisdiction over the Company and its Subsidiaries or any of their respective properties, products or services necessary to the ownership, operating or maintenance of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in full force and effect such licenses, certificates, permits, franchises, operating rights and other authorizations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5F.                              Maintenance of Insurance.  The Company covenants that it will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

5G.                            Maintenance of Properties.  The Company covenants that it will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times, provided that this paragraph 5G shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5H.                            Payment of Obligations.  The Company covenants that it will, and will cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (i) tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (ii) lawful claims which, if unpaid, would by law become a Lien upon its property; and (iii) Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

5I.                                 Corporate Existence.  The Company covenants that it will at all times preserve and keep its corporate existence in full force and effect.  Except as otherwise permitted by paragraph 6D, the Company will at all times preserve and keep in full force and effect the corporate, limited liability company or partnership, as the case may be, existence of each of its Subsidiaries.  The Company will at all times be treated as a corporation for United States income tax purposes.

5J.                               Agreement Assuming Liability on Subordinated Notes; Additional Subsidiary Guarantors.

(i)                                     The Company covenants that, if at any time any Person (other than a Foreign Subsidiary unless such Foreign Subsidiary Guaranties in any manner the obligations of the Company or any Domestic Subsidiary under the Credit Agreement or any Refinancing Agreement) should become liable (as borrower, co-obligor, endorser, guarantor or surety) on the Senior Debt, the Company will, at the same time, cause such Person to deliver to the holders of the Subordinated Notes a joinder to the Subsidiary Guaranty in form and substance satisfactory to the Required Holder(s).  Each such joinder shall be accompanied by a certificate of the Secretary or Assistant Secretary of such Person certifying such Person’s charter and by-laws (or comparable governing documents), resolutions of the board of directors (or comparable governing body) of such Person authorizing the execution and delivery of such joinder, incumbency and specimen signatures of the officers of such Person executing such documents and a legal opinion of counsel to such Person in form and substance satisfactory to the Required Holder(s).  The delivery of such an agreement shall not in any way limit or modify the rights of the holders of the Subordinated Notes to enforce paragraph 6C or any other applicable provision of this Agreement.

(ii)                                  The Company covenants that if at any time any Person which is not a Subsidiary as of the date hereof (subject to paragraph 5J(i), other than a Person organized or incorporated under the laws of a jurisdiction other than the United States of America or a State or other jurisdiction therein (a “Foreign Subsidiary”) unless such Foreign Subsidiary Guaranties in any manner the obligations of the Company or any Domestic Subsidiary under the Credit Agreement or any Refinancing Agreement), shall become a Subsidiary, the Company will cause such Subsidiary to execute and deliver to the holders of the Subordinated Notes a joinder to the Subsidiary Guaranty in form and substance satisfactory to the Required Holder(s).  Each such joinder shall be accompanied by a certificate of the Secretary or Assistant Secretary of such Person certifying such Person’s charter and by-laws (or comparable governing documents), resolutions of the board of directors (or comparable governing body) of such Person authorizing the execution and delivery of such joinder, incumbency and specimen signatures of the officers of such Person executing such documents and a legal opinion of counsel to such Person in form and substance satisfactory to the Required Holder(s).  The delivery of such an agreement shall not in any way limit or modify the rights of the holders of the Subordinated Notes to enforce paragraph 6C or any other applicable provision of this Agreement.

5K.                            Board Observation Rights.  So long as Prudential Capital Partners IV, L.P. (or any Affiliate thereof) shall hold any Subordinated Note, Prudential Capital Partners IV, L.P. shall have the right to appoint an observer (the “Observer”) to the board of directors (and each executive, special or other committee thereof) of the Company and each Subsidiary (each a “Board”).  Each Observer shall (i) receive notice of all meetings (both regular and special) of each Board (such notice to be delivered at the same time as notice is given to the members of such Board); (ii) be entitled to attend (or, in the case of telephone meetings, monitor) all such meetings of each Board; (iii) receive all notices, information and reports which are furnished to the members of each Board at the same time and in the same manner as the same is furnished to such members; and (iv) receive as soon as available copies of the minutes of all such meetings of each Board.  If any action is proposed to be taken by written consent in lieu of a meeting of a Board, the Company will furnish or cause to be furnished to each Observer with a signed copy of each such written consent not later than ten days after it has been signed by its last signatory; provided, that failure to so provide such written consent shall not affect the validity of any action to be taken by such written consent.  No Observer shall constitute a member of any Board and shall not be entitled to vote on any matters presented at meetings of any Board or to consent to any matter as to which the consent of any Board has been requested.

5L.                             Books and Records.  The Company covenants that it will, and will cause each of its Subsidiaries to, (i) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Group Members; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

6.                                      NEGATIVE COVENANTS.  So long as any Subordinated Note or any obligation of any Obligor under any Transaction Document remains outstanding:

6A.                             Liens.  The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(i)                                     Liens existing on the date hereof and described on Schedule 6A;

(ii)                                  Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(iii)                               Liens against any Group Member arising in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the property of the applicable Person on account thereof; easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(iv)                              any security interest or set-off arrangements entered into by the Company or any of its Subsidiaries in the ordinary course of its banking arrangements which arise under clauses 24 or 25 (or corresponding provisions if amended) respectively of the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or customary title retention arising in connection with the purchase of goods in the ordinary course of business;

(v)                                 purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(vi)                              any security interest in a capital or fixed asset that secures Indebtedness incurred for the purpose of acquiring such asset and which is permitted by paragraph 6C;

(vii)                           Liens securing Indebtedness permitted by paragraph 6C(iv);

(vii)                           preemptive rights set out in the Organizational Documents of any Group Member on the date hereof; provided that in the case of Allied Motion Stockholm AB, the preemptive rights (Sw. hembudsförbehåll) shall be removed from its articles of association within 30 days following the date of closing; and

(viii)                        Liens securing Indebtedness permitted by paragraph 6C(ix).

6B.                             Investments.  The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly, make or permit to exist any Investment, except:

(i)                                     Investments held by the Company in the form of cash equivalents or short-term marketable debt securities;

(ii)                                  Investments of the Company and/or its Subsidiaries existing on the date hereof and described on Schedule 6B;

(iii)                               advances to officers, directors and employees of the Company and its Subsidiaries in an aggregate amount not to exceed $100,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes; and

(iv)                              Investments that are part of the Company’s supplemental executive compensation plan or the Company’s deferred compensation plan.

6C.                             Indebtedness.  The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(i)                                     Indebtedness under the Subordinated Notes;

(ii)                                  Indebtedness outstanding on the date hereof and described on Schedule 6C hereof and any refinancing, refundings, renewals or extensions thereof so long as the principal amount of such Indebtedness is not increased;

(iii)                               obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (b) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(iv)                              Indebtedness under the Credit Agreement (including any China Senior Credit Facility (as defined in the Subordination Agreement)) and any Refinancing Debt in an aggregate outstanding amount not to exceed at any time the Maximum Senior Indebtedness Amount (as defined in the Subordination Agreement);

(v)                                 any Indebtedness owing by one Group Member to another Group Member; provided that the amount of Indebtedness owing from the Company and Domestic Subsidiaries to Foreign Subsidiaries (other than Allied B.V.) shall not at any time exceed $5,000,000 (or its equivalent in other applicable currencies) in the aggregate;

(vi)                              any Indebtedness incurred by a Group Member to finance the acquisition, construction or improvement of a capital or fixed asset that constitutes a capital expenditure permitted by this Agreement;

(vii)                           any Indebtedness that arises from a change in the classification of an operating lease obligation to a Capital Lease Obligation resulting from a change in GAAP;

(viii)                        Indebtedness of Globe LDA pursuant to a mortgage loan secured by Globe LDA’s real property located at 300 Rua Da Longa, Modivas, Vila De Conde, Portugal; and

(ix)                              Indebtedness of Allied Motion (Changzhou) Motors Co., Ltd. and/or Allied Motion (Changzhou) Trading Co., Ltd. under credit facilities provided by JPMorgan Chase Bank (China) Company Limited, Shanghai Branch, in an aggregate outstanding amount not to exceed 9,500,000 Chinese Renmimbi at any time.

6D.                             Fundamental Changes.  The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(i)                                     any Group Member may merge with another Group Member, provided that (a) if such merger involves the Company, the Company shall be the continuing or surviving Person, and (b) if such merger involves another Obligor, (1) an Obligor shall be the continuing or surviving Person or (2) the continuing or surviving Person shall, concurrently with the effectiveness of such merger, become an Obligor;

(ii)                                  any Group Member may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Group Member; provided that (a) if such transaction involves the Company, the Company shall be the transferee, and (b) if the transferor in such transaction is a Domestic Subsidiary, the transferee shall be an Obligor;

(iii)                               Globe Inc. may distribute or transfer all of the outstanding Equity Interests of Globe LDA and Globe Motors de Mexico SA de CV held by it to the Company, and the Company may contribute such Equity Interests to Allied B.V.; and

(iv)                              Globe LDA may convert to a public limited liability company.

6E.                             Dispositions.  The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition, except:

(i)                                     Dispositions of obsolete or worn out property in the ordinary course of business;

(ii)                                  Dispositions of inventory in the ordinary course of business;

(iii)                               Dispositions of equipment or real property to the extent that (a) such property is exchanged for credit against the purchase price of similar replacement property or (b) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(iv)                              Dispositions of property by any Group Member to another Group Member; provided that if such Disposition involves an Obligor, the transferee shall be an Obligor;

(v)                                 Dispositions permitted by paragraph 6D; and

(vi)                              Dispositions of property not used or useful in the business of the Company or any of its Subsidiaries;

provided, however, that any Disposition pursuant to clauses (i) through (vi) shall be for fair market value.

6F.                              Change in Nature of Business.  The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date of closing or any business substantially related or incidental thereto.

6G.                            Transactions with Affiliates.  The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly, except as described in Schedule 6G, enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the applicable Group Member as would be obtainable by the applicable Group Member at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

6H.                            Burdensome Agreements.  The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly, except as described on Schedule 6H, enter into any Contractual Obligation (other than this Agreement, the other Transaction Documents, the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement) or a Refinancing Agreement) that limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or any other Group Member or to otherwise transfer property to the Company or any other Group Member, (ii) of any Subsidiary to Guaranty the Indebtedness of the Company or any other Group Member or (iii) of any Group Member to create, incur, assume or suffer to exist Liens on property of such Person, except for a customary restriction on granting a Lien on property that is imposed under the documents pursuant to which a Group Member financed such property (provided such Indebtedness is permitted under paragraph 6C).

6I.                                 Financial Covenants.

(i)                                     The Company covenants that it will not permit the Fixed Charge Coverage Ratio as at the end of any fiscal quarter to be less than 1.05:1.0.

(ii)                                  The Company covenants that it will not permit the Total Leverage Ratio, as of the end of any fiscal quarter to be greater than (a) for the fiscal quarters ending on or about December 31, 2013, March 31, 2014, June 30, 2014 and September 30, 2014, 4.50:1.0, (b) for the fiscal quarters ending on or about December 31, 2014, March 31, 2015, June 30, 2015 and September 30, 2015, 3.50:1.0, (c) for the fiscal quarters ending on or about December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016, 3.0 to 1.0 or (d) for each fiscal quarter thereafter, 2.75:1.0.

6J.                               Sale-Leaseback Transactions.  The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly, enter into any arrangements with any Person whereby such Person shall sell or transfer (or request another Person to purchase) any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property from any Person.

6K.                            Capital Expenditures.  The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly, make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset, except for (i) capital expenditures not to exceed €500,000 in the aggregate in connection with the construction of a new facility in The Netherlands to be leased by Allied B.V. and (ii) capital expenditures in the ordinary course of business not exceeding, in the aggregate for the Group Members and their Subsidiaries, the amount set forth below during the applicable fiscal year set forth below:

Fiscal Year Ending	Maximum Amount

December 31, 2013	$5,400,000
December 31, 2014	$6,400,000
December 31, 2015 and thereafter	$7,000,000

6L.                             Fiscal Period.  The Company covenants that it will not change its fiscal year or fiscal quarter accounting periods from those in effect for the fiscal year ended December 31, 2012.

6M.                          Amendments to Credit Agreement and Certain other Documents.  The Company covenants that it will not, and will not permit any Subsidiary to, (i) enter into any amendment or modification of, or waive, or consent to any waiver of, any of the provisions of, the Credit Agreement (or a Refinancing Agreement in respect thereof), except to the extent permitted by the Subordination Agreement, or (ii) consent to any amendment or modification of or supplement to any of the provisions of any documents or agreements evidencing other existing Indebtedness set forth on Schedule 6C in such manner as would have a material adverse impact on the interests of the holders of the Subordinated Notes.

6N.                             Limitation on Issuance of Other Subordinated Indebtedness Senior to the Subordinated Notes.  The Company covenants that it will not create, incur, assume, permit to exist, Guarantee, or in any other manner become liable with respect to any Indebtedness, other than the Subordinated Notes, that is contractually subordinate in right of payment to any Senior Debt unless such Indebtedness is otherwise permitted by the terms hereof and is Indebtedness that is pari passu with, or subordinate pursuant to provisions substantially similar to those contained in Article 10 hereof in right of payment to, the Subordinated Notes.

6O.                            Payment Limitations.  The Company covenants that it will not enter into or become subject to any restriction on the payment of any Subordinated Note or any payment under the Subsidiary Guaranty, other than the Subordination Agreement.

6P.                              Terrorism Sanctions Regulations.  The Company covenants that it will not, and will not permit any Controlled Entity to, (i) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (ii) directly or indirectly have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Subordinated Notes) with any Person if such investment, dealing or transaction (a) would cause any holder of a Subordinated Note to be in violation of any law or regulation applicable to such holder, or (b) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (iii) engage, or permit any Affiliate of either to engage, in any activity that could subject such Person or any holder of a Subordinated Note to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

6Q.                            Most Favored Lender Status.  The Company covenants that it will not, and will not permit any Subsidiary to, amend the Credit Agreement or any other agreements or documents evidencing any Senior Debt to include one or more Additional Covenants or Additional Defaults, unless the Company or any Subsidiary has offered to the holders of the

Subordinated Notes to enter into an amendment to this Agreement in form and substance reasonably satisfactory to the Required Holder(s) to include each such Additional Covenant and each such Additional Default, but mutatis mutandis, provided that any “cushion” in effect immediately prior to such amendment between the terms of the Senior Debt and the terms in this Agreement is maintained, if applicable.  The Company further covenants to promptly, upon acceptance of any offer referred to in the preceding sentence, execute and deliver at its expense (including the reasonable fees and expenses of counsel for the holders of the Subordinated Notes) an amendment to this Agreement in form and substance reasonably satisfactory to the Required Holder(s) evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults, but mutatis mutandis, provided that any “cushion” between the terms of the Senior Debt and the terms in this Agreement shall be maintained, if applicable.

“Additional Covenant” shall mean any affirmative or negative covenant or similar restriction contained in the Credit Agreement or any other document evidencing the Senior Debt or under which any Senior Debt is outstanding (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in Article 5 or 6 of this Agreement, or related definitions in Article 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive to the Company or any Subsidiary than those set forth herein or more beneficial to lenders under the Credit Agreement or any other holders of the Senior Debt, in each case taking any “cushion” in such agreement into effect (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenants in Article 5 or 6 of this Agreement, or related definitions in Article 10 of this Agreement.

“Additional Default” shall mean any provision contained in the Credit Agreement or any other document evidencing the Senior Debt or under which any Senior Debt is outstanding to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to repay the Indebtedness under the Credit Agreement or any other document evidencing the Senior Debt or under which any Senior Debt is outstanding prior to the stated maturity thereof and which either (i) is similar to any Default or Event of Default contained in Article 7 of this Agreement, or related definitions in Article 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive to the Company or any Subsidiary or has a shorter grace period than those set forth herein or is more beneficial to the lenders under the Credit Agreement or any other holders of the Senior Debt (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in Article 7 of this Agreement, or related definitions in Article 10 of this Agreement.

6R.                             Restricted Payments.  The Company covenants that it will not, and will not permit any Subsidiary to, make any Restricted Payment if any Default or Event of Default exists or would result therefrom; provided that the foregoing shall not prohibit any Subsidiary from paying any dividend or making any similar distribution to the Company.

7.                                      EVENTS OF DEFAULT.

7A.                             Acceleration.  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i)                                     the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Subordinated Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

(ii)                                  the Company defaults in the payment of any interest on any Subordinated Note for more than three days after the date due; or

(iii)                               (a) any Senior Debt has become due (or has been required to be repurchased by the Company or any Subsidiary) prior to its stated maturity or the Company or any Subsidiary defaults (whether as primary obligor or as a guarantor or other surety) in the payment of any Senior Debt at its stated maturity, (b) the Company or any Subsidiary defaults (whether as primary obligor or as guaranty or other surety) under any Material Rental Obligation; (c) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capital Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit), other than the Subordinated Notes or the Senior Debt, which are covered by clauses (i) and (ii) of this paragraph 7A and subclause (a) of this clause (iii), respectively, beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation described in this clause (c) is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that, with respect to this clause (c), the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $500,000; or (d) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract or, if not so defined, any similar event under such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract or, if not so defined, any similar term in such Swap Contract) or (2) any Termination Event (as defined in such Swap Contract or, if not so defined, any similar event under such Swap Contract) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as defined in such Swap Contract or, if not so defined, any similar term in such Swap Contract) and, in either event, the Swap

Termination Value owed by the Company or such Subsidiary as a result thereof exceeds $500,000; or

(iv)                              any representation or warranty made by the Company or any Subsidiary herein or in any other Transaction Document or by the Company, any Subsidiary or any of their respective officers in connection with or pursuant to this Agreement or any other Transaction Document shall be false or misleading in any material respect on the date as of which made; or

(v)                                 the Company fails to perform or observe any agreement contained in Article 5 (other than paragraphs 5E, 5G, 5H and 5L), Article 6 or paragraph 8I (with respect to the use of proceeds of the Subordinated Notes); or

(vi)                              any Obligor fails to perform or observe any other agreement, term or condition contained herein or in any other Transaction Document and such failure shall continue for 30 days; or

(vii)                           the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

(viii)                        any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or

(ix)                              the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

(x)                                 any such petition or application described in clause (ix) of this paragraph 7A is filed, or any such case or proceedings described in clause (ix) of this paragraph 7A are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 calendar days; or

(xi)                              any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing the dissolution of the Company or such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 calendar days; or

(xii)                           any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the Consolidated Net Income (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 calendar days; or

(xiii)                        (a) one or more final judgments or orders for the payment of money (to the extent not covered by insurance), including, without limitation, any final order enforcing a binding arbitration decision, in an aggregate amount in excess of $500,000 is rendered against the Company or any Subsidiary or (b) one or more non-monetary final judgments is rendered against the Company or any Subsidiary that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in each case, either (x) enforcement proceedings have been commenced by any creditor upon any such judgment or order or (y) within 45 consecutive days after entry thereof, any such judgment or order is not discharged or execution thereof stayed pending appeal, or within 45 consecutive days after the expiration of any such stay, such judgment or order is not discharged; or

(xiv)                       (a) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or any ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000, or (b) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or

(xv)                          a Change of Control shall occur;

(xvi)                       any provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all obligations owing to the Purchasers and the holders of the Subordinated Notes under the Transaction Documents, ceases to be in full force and effect; or any Obligor or any other Person contests in any manner the validity or enforceability of any provision of any Transaction Document; or any Obligor denies that it has any or further liability or obligation under any Transaction Document, or purports to revoke, terminate or rescind any provision of any Transaction Document; or

(xvii)                    a notice under Article 36, Tax Collection Act (Invorderingswet 1990) has been given by the Company or any Subsidiary;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Subordinated Note (other than the Company or any of its Subsidiaries or

Affiliates) may at its option, by notice in writing to the Company, declare all of the Subordinated Notes held by such holder to be, and all of the Subordinated Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Subordinated Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and, if the Settlement Date is before October 18, 2016, together with the Yield-Maintenance Amount, if any, with respect to each Subordinated Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Subordinated Notes to be, and all of the Subordinated Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and, if the Settlement Date is before October 18, 2016, together with the Yield-Maintenance Amount, if any, with respect to each Subordinated Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.  The Company acknowledges, and the parties hereto agree, that each holder of a Subordinated Note has the right to maintain its investment in the Subordinated Notes free from repayment by the Company (except as herein specifically provided for) and without the occurrence of an Event of Default and that the provision for payment of Yield-Maintenance Amount by the Company in the event the Subordinated Notes are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

7B.                             Rescission of Acceleration.  At any time after any or all of the Subordinated Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Subordinated Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Subordinated Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the Default Rate, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Subordinated Notes or this Agreement.  No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C.                             Notice of Acceleration or Rescission.  Whenever any Subordinated Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Subordinated Note at the time outstanding.

7D.                             Other Remedies.  If any Event of Default or Default shall occur and be continuing, the holder of any Subordinated Note may proceed to protect and enforce its rights under this Agreement, such Subordinated Note and the other Transaction Documents by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or any other Transaction Document or in aid of the exercise of any power granted in this Agreement or any other Transaction Document.  No remedy conferred in this Agreement or any other Transaction Document upon the holder of any Subordinated Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8.                                      REPRESENTATIONS, COVENANTS AND WARRANTIES.  The Company represents, covenants and warrants as set forth in this Article 8.  Each reference to a “Subsidiary” or an “Obligor” in any representation or warranty in this Article 8, other than in paragraph 8B, to the extent such representation or warranty relates to a date or period of time prior to the date of closing, shall include the Target and its Subsidiaries.

8A(1).              Organization; Subsidiary Preferred Stock.  The Company is a corporation duly organized and existing in good standing under the laws of the State of Colorado and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is organized.  The Company and each of its Subsidiaries have duly qualified or been duly licensed, and are authorized to do business and are in good standing, in each jurisdiction in which the ownership of their respective properties or the nature of their respective businesses makes such qualification or licensing necessary and in which the failure to be so qualified or licensed could be reasonably likely to have a Material Adverse Effect.  No Subsidiary has any outstanding shares of any class of capital stock or other Equity Interests which has priority over any other class of capital stock or other Equity Interests of such Subsidiary as to dividends or distributions or in liquidation except as may be owned beneficially and of record by the Company or a Wholly-Owned Subsidiary.  No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the Credit Agreement and customary limitations imposed by corporate or limited liability company law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make other distributions of profits to the Company or any of its other Subsidiaries that owns outstanding shares of capital stock or other Equity Interests of such Subsidiary.

8A(2).              Power and Authority.  Each of the Company and its Subsidiaries has all requisite corporate, limited liability company or partnership, as the case may be, power to own or hold under lease and operate its properties which it purports to own or hold under lease and to conduct its business as currently conducted and as currently proposed to be conducted.

8A(3).              Execution and Delivery of Transaction Documents.  Each Obligor has all requisite corporate or other organizational power to execute, deliver and perform its obligations under each Transaction Document to which it is a party.  The execution, delivery and performance by each Obligor of each Transaction Document to which it is a party have been duly authorized by all requisite corporate or other organizational action on the part of such Obligor, and each Transaction Document to which each Obligor is a party has been duly executed and delivered by authorized officers of such Obligor and are valid obligations of such Obligor, legally binding upon and enforceable against such Obligor in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8B.                             Financial Statements.  The Company has furnished each Purchaser with the following financial statements, identified by a principal financial officer of the Company:  (i) a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the years 2010 through 2012, inclusive, and consolidating and consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for each such year, all reported on by EKS&H LLLP; (ii) a consolidated balance sheet of the Target and its Subsidiaries as at December 31 in each of the years 2011 through 2012, inclusive, and consolidated statements of income, stockholders’ equity and cash flows of the Target and its Subsidiaries for each such year; (iii) a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at June 30, 2013 and consolidating and consolidated statements of income, stockholders’ equity and cash flows for the six-month period ended on each such date, prepared by the Company; and (iv) a consolidated balance sheet of the Target and its Subsidiaries as at June 30, 2013 and consolidated statements of income, stockholders’ equity and cash flows for the six-month period ended on each such date, prepared by the Target.  Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries or the Target and its Subsidiaries, as applicable, required to be shown in accordance with such principles.  The balance sheets fairly present the condition of the Company and its Subsidiaries or the Target and its Subsidiaries, as applicable, as at the dates thereof, and the statements of income, stockholders’ equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries or the Target and its Subsidiaries, as applicable, and their respective cash flows for the periods indicated.  Since December 31, 2012, (a) there has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole or of the Target and its Subsidiaries, taken as a whole, and (b) none of the Company, the Target or any Subsidiary has paid any dividend or made any other distribution with respect to its capital stock.

8C.                             Actions Pending.  There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

8D.                             Outstanding Indebtedness.  Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by paragraph 6C.  There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

8E.                             Title to Properties.  The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheets as at December 31, 2012 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6A and except for such defects in title which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

8F.                              Taxes.  The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being actively contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

8G.                            Conflicting Agreements and Other Matters.  Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter, by-law, limited liability company operating agreement, partnership agreement or other corporate, limited liability company or partnership restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or prospects.  Neither the execution nor delivery of this Agreement, the Subordinated Notes or the other Transaction Documents, nor the offering, issuance and sale of the Subordinated Notes, nor the consummation of the transactions contemplated by the Acquisition Agreement, nor fulfillment of nor compliance with the terms and provisions hereof, of the Subordinated Notes and of the other Transaction Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter, by-laws, limited liability company operating agreement or partnership agreement of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders, members or partners), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.  Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter, by-laws, limited liability company operating agreement or partnership agreement) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Subordinated Notes or Indebtedness of the Subsidiary Guarantors of the type to be evidenced by the Subsidiary Guaranty except for (i) the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), in each case as in effect on the date of closing, and (ii) as set forth in the agreements listed in Schedule 8G attached hereto.

8H.                            Offering of Subordinated Notes.  Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Subordinated Notes or any similar security of the Company for sale to, or solicited any offers to buy the Subordinated Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the

Subordinated Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

8I.                                 Use of Proceeds.  The aggregate market value of all margin stock as defined in Regulation U (12 CFR Part 221) of the FRB (herein called “margin stock”) owned by the Company and its Subsidiaries does not exceed 25% of the aggregate value of the assets thereof, as determined by any reasonable method.  The proceeds of sale of the Subordinated Notes will be used to pay a portion of the acquisition consideration under the Acquisition Agreement, and for other general corporate purposes of the Company and its Subsidiaries.  None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the sale or purchase of any Subordinated Notes a “purpose credit” within the meaning of such Regulation U.  The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.  Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any Subordinated Note to violate Regulation T, Regulation U or any other regulation of the FRB or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

8J.                               ERISA.

(i)                                     The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 or ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

(ii)                                  Except as set forth in Schedule 8J, the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(iii)                               The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

(iv)                              The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with ASC No. 715-60 — Defined Benefit Plans — Other Postretirement, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

(v)                                 The execution and delivery of this Agreement and the issuance and sale of the Subordinated Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.  The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser’s representation in paragraph 9B.

8K.                            Governmental Consent.  Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Subordinated Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement and the other Transaction Documents, the offering, issuance, sale or delivery of the Subordinated Notes or fulfillment of or compliance with the terms and provisions hereof, of the Subordinated Notes, or of the other Transaction Documents.

8L.                             Compliance with Environmental and Other Laws.  The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local, foreign and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in paragraph 8Q, except, in any such case, where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

8M.                          Regulatory Status.  Neither the Company nor any of its Subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, (iii) a “public utility” within the meaning of the Federal Power Act, as amended.  Neither the Company nor any Subsidiary is subject to regulation as a “public utility” (or any analogous term) under any state or local law or subject to regulation under the ICC Termination Act of 1995, as amended.

8N.                             Permits and Other Operating Rights.  The Company and each Subsidiary has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company or any Subsidiary or any of its properties, products or services as are necessary for the ownership, operation and maintenance of its businesses and properties, as presently conducted and as proposed to be conducted while the Subordinated Notes are outstanding, subject to exceptions and deficiencies which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company, any Subsidiary or any of its properties, products or services are free from restrictions or conditions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary is in violation of any thereof in any material respect.

8O.                            Rule 144A.  The Subordinated Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

8P.                              Absence of Financing Statements, etc.  Except with respect to (i) financing statements showing JPMorgan Chase Bank, N.A. as secured party, in each case for which the Company is authorized as of the date of closing by such secured party to, and immediately following the effectiveness of this Agreement shall, file an appropriate termination, and (ii) Liens permitted by paragraph 6A hereof, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any of its Subsidiaries or any rights relating thereto.

8Q.                            Foreign Assets Control Regulations, Etc.  (i)  Neither the Company nor any Controlled Entity is (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (b) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (c) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (a), clause (b) or clause (c), a “Blocked Person”).  Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(ii)                                  No part of the proceeds from the sale of the Subordinated Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (a) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (b) otherwise in violation of U.S. Economic Sanctions.

(iii)                               Neither the Company nor any Controlled Entity (a) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (b) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (c) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (d) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(iv)                              (a)                                 Neither the Company nor any Controlled Entity (w) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (x) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (y) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (z) has been or is the target of sanctions imposed by the United Nations or the European Union;

(b)                                 To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (x) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (y) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (z) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder of a Subordinated Note to be in violation of any law or regulation applicable to such holder; and

(c)                                  No part of the proceeds from the sale of the Subordinated Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.  The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

8R.                             Environmental Matters.  (i) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(ii)                                  Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(iii)                               Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(iv)                              Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v)                                 All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

8S.                               Solvency.  On the date of closing, after consummation of the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of the Subordinated Notes and the incurrence of any Senior Debt on the date of closing, the use of the proceeds thereof and the consummation of the acquisition under the Acquisition Agreement, the Company and its Subsidiaries on a consolidated basis will be Solvent.

8T.                             Disclosure.  Neither this Agreement, any other Transaction Document nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company or any Subsidiary in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.  There is no fact or facts peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee), individually or in the aggregate, reasonably be expected to materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company or any Subsidiary prior to the date hereof in connection with the transactions contemplated hereby.  Any financial projections delivered to any Purchaser on or prior to the date hereof are reasonable based on the assumptions stated therein and the best information available to the officers of the Company.

8U.                             Acquisition Agreement Representations.  To the best of the Company’s knowledge, each of the representations and warranties of the Seller in the Acquisition Agreement is true and correct.

9.                                      REPRESENTATIONS OF EACH PURCHASER.  Each Purchaser represents as follows:

9A.                             Nature of Purchase.  Such Purchaser is not acquiring the Subordinated Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control.

9B.                             Source of Funds.  At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Subordinated Notes to be purchased by such Purchaser hereunder:

(i)                                     the Source is an “insurance company general account” (as that term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(ii)                                  the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(iii)                               the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iv)                              the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (iv); or

(v)                                 the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi)                              the Source is a governmental plan; or

(vii)                           the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

(viii)                        the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

(ix)                              the Source does not include “plan assets” within the meaning of 29 C.F.R. section 2510.3-101.

As used in this paragraph 9B, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

10.                               SUBORDINATION OF SUBORDINATED NOTES.  Anything in this Agreement to the contrary notwithstanding, all amounts owing to the holders of the Subordinated Notes under this Agreement and the Subordinated Notes with respect to the principal of, interest on, and Yield-Maintenance Amount, if any, due with respect to the Subordinated Notes shall be subordinate and junior to all Senior Debt to the extent set forth in the Subordination Agreement.

11.                               DEFINITIONS; ACCOUNTING MATTERS.  For the purpose of this Agreement, the terms defined in paragraphs 11A and 11B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 11C.

11A.                      Yield-Maintenance Terms.

“Called Principal” shall mean, with respect to any Subordinated Note, the principal of such Subordinated Note that is declared to be or otherwise become due and payable pursuant to paragraph 7A, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Subordinated Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Subordinated Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Subordinated Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for the most recent actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on Bloomberg Financial Markets (or such other display as may replace Page PX1 on Bloomberg Financial Markets or, if Bloomberg Financial Markets shall cease to report such yields or shall cease to be Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group’s customary source of such information), or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable (including by way of interpolation), the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under clause (i) or (ii) of the preceding sentence, such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Subordinated Note.

“Remaining Average Life” shall mean, with respect to the Called Principal of any Subordinated Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Subordinated Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

“Settlement Date” shall mean, with respect to the Called Principal of any Subordinated Note, the date on which such Called Principal is declared to be or otherwise becomes due and payable pursuant to paragraph 7A, as the context requires.

“Yield-Maintenance Amount” shall mean, with respect to any Subordinated Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Subordinated Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal.  The Yield-Maintenance Amount shall in no event be less than zero.

11B.                      Other Terms.

“Acquisition” shall mean the purchase by the Company of all of the outstanding shares of the Target, as contemplated by the Acquisition Agreement.

“Acquisition Agreement” shall have the meaning given in paragraph 3I hereof.

“Affiliate” shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person, except a Subsidiary of the Company shall not be an Affiliate of the Company.  A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or entity, whether through the ownership of voting securities, by contract or otherwise.  With respect to each Purchaser, any managed account, investment fund or other vehicle for which such Purchaser or any Affiliate of such Purchaser then acts as investment advisor or portfolio manager shall be an “Affiliate” of such Purchaser.  Notwithstanding the foregoing, no Purchaser nor any of its Affiliates shall be an Affiliate of the Company or any of the Subsidiaries.

“Allied B.V.” shall mean Allied Motion Technologies B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law, having its seat (statutaire zetel) in Dordrecht, The Netherlands, and registered with the Dutch Commercial Register (Handelsregister) under number 24365775.

“Annualized” shall mean, in connection with determining the denominator of the Fixed Charge Coverage Ratio for the first three complete fiscal quarters ending after the date of closing, taking the actual result or calculation for each full fiscal quarter after the date of closing, and through the date of determination and multiplying it by a fraction, the numerator of which is four and the denominator of which is the number of full fiscal quarters that have elapsed since the date of closing.

“Anti-Corruption Laws” shall have the meaning given in 8Q(iv)(a).

“Anti-Money Laundering Laws” shall have the meaning given in paragraph 8Q(iii).

“ASC” shall mean an accounting standards codification promulgated by the Financial Accounting Standards Board.

“Attributable Indebtedness” shall mean, on any date, (i) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (ii) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Bank Agent” shall mean (i) with respect to the Credit Agreement, Bank of America, N.A., in its capacity as agent under the Credit Agreement, and its successors and assigns in that capacity, (ii) with respect to any Refinancing Agreement in respect of the Credit Agreement with a single lender, such lender, and its successors and assigns and (iii) with respect to any Refinancing Agreement in respect of the Credit Agreement with multiple lenders, the lender acting as agent for such lenders, and its successors and assigns in that capacity, or, if there is not a lender acting as such agent, such Person as shall be designated therein as the “Bank Agent” for the purposes of this Agreement, and it shall be a requirement that such a Person be so designated if any of the Indebtedness thereunder is to constitute Senior Debt under this Agreement.

“Banks” shall mean Bank of America, N.A. and the other lending parties to the Credit Agreement, and their respective successors and assigns.

“Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

“Bankruptcy Law” shall have the meaning given in clause (viii) of paragraph 7A.

“Blocked Person” shall have the meaning given in paragraph 8Q(i).

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capital Expenditure” shall mean for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized with respect to Capital Lease Obligations and Synthetic Lease Obligations but excluding any amount representing capitalized interest) of the Company and all Subsidiaries during such period determined on a consolidated basis that may properly be classified as capital expenditures in conformity with GAAP, provided that such term shall not include any such expenditure in connection with replacement or repair of assets to the extent that casualty insurance proceeds or the trade-in value of other equipment were used for such expenditure.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Casualty Event” means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Change of Control” shall mean:

(i)                                     any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than Richard S. Warzala becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the Equity Interests of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(ii)                                  during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (a) who were members of that board or equivalent governing body on the first day of such period, (b) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (c) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (b) and clause (c), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors.

“CISADA” shall have the meaning given in paragraph 8Q(i).

“closing” or “date of closing” shall have the meaning given in paragraph 2A hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“consolidated” or “consolidated basis” shall mean, when used with reference to financial statement items of the Company and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated EBITDA” shall mean, for any Reference Period and without duplication, (i) Consolidated Net Income for such period, plus (ii) to the extent deducted in calculating Consolidated Net Income and without duplication (a) income taxes expensed during such period by the Company and its Subsidiaries, (b) Interest Expense during such period, (c) depreciation, amortization and other Non-Cash Charges accrued for such period, (d) non-cash losses from any Casualty Event, Disposition or discontinued operation during such period, (e) stock compensation expense, (f) Transaction expenses to the extent such Transaction expenses directly impact Consolidated Net Income under GAAP for the applicable Reference Period, (g) to the extent applicable to such Reference Period, relocation expenses incurred between January 1, 2013 and June 30, 2013 in an aggregate amount not to exceed $250,000, and (h) expenses in connection with the TRW Litigation to the extent the Company is reimbursed for such expenses by the Seller, minus (iii) to the extent such items were added in calculating Consolidated Net Income (a) Extraordinary Gains during such period, (b) gains from any Casualty Event, Disposition, or discontinued operation during such period, (c) interest income, royalty income and other income during such period, (f) federal, state, local and foreign income tax credits of the Company and its Subsidiaries for such period, and (g) all non-cash income items for such period; provided that for the first four quarters following the date of closing, Consolidated EBITDA shall be calculated after giving pro forma effect to the Acquisition.

“Consolidated Net Income” shall mean, for any period, for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, the net income of the Company and its Subsidiaries.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Entity” shall mean (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Credit Agreement” shall mean the Credit Agreement, dated as of October 18, 2013, among the Company, Allied Motion Technologies, B.V., various Subsidiaries of the Company, the Bank Agent and the Banks, as amended, restated, supplemented or otherwise modified from time to time.

“Default” shall mean any of the events specified in paragraph 7A, whether or not any requirement for such event to become an Event of Default has been satisfied.

“Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 16.50%, or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.

“Disposition” shall mean the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.  The term “Dispose” as a verb has a corresponding meaning.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Environmental Laws” shall mean any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Equity Interests” shall mean, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (iv) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (v) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (vi) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Extraordinary Gains” shall mean, with respect to any period, any Extraordinary Gains, as defined under GAAP.

“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) (i) Consolidated EBITDA for the Reference Period ended on such date, minus (ii) the aggregate amount of all maintenance Capital Expenditures during such Reference Period, to (b) the sum for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of (i) cash taxes and dividends paid, plus (ii) the aggregate amount of Interest Expense for such Reference Period, plus (iii) the aggregate amount of regularly scheduled payments of principal in respect of Indebtedness for borrowed money (including the principal component of any payments in respect of Capital Lease Obligations) for such Reference Period; provided that for the three full fiscal quarters following the date of closing, the denominator shall be Annualized.

“Foreign Subsidiary” shall have the meaning given in paragraph 5J(ii).

“FRB” shall mean the Board of Governors of the Federal Reserve System of the United States.

“GAAP” shall mean generally accepted accounting principles in the United States set forth in the Accounting Standards Codification promulgated by the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, except for the purposes of the books and records of Foreign Subsidiaries only, “GAAP” shall mean the International Financial Reporting Standards (“IFRS”) or generally accepted accounting principles applicable in The Netherlands.

“Globe LDA” shall mean Globe Motors Portugal Material Eléctrico para a Indústria Automóvel, Lda,, a Portuguese private company with limited liability.

“Governmental Authority” shall mean

(a)                                 the government of

(i)                                     the United States of America or any state or other political subdivision thereof, or

(ii)                                  any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)                                 any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” shall mean any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Group Member” shall mean the Company or any Subsidiary.

“Guaranty” shall mean, as to any Person, any (i) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (ii) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guaranty” as a verb has a corresponding meaning.

“Hazardous Materials” shall mean any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“IFRS” shall have the meaning given in the definition of “GAAP”.

“including” shall mean, unless the context clearly requires otherwise, “including without limitation”, whether or not so stated.

“Indebtedness” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i)                                     all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(ii)                                  all direct or contingent obligations of such Person arising under standby letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(iii)                               all net obligations of such Person under Swap Contracts;

(iv)                              all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 90 days after the date on which such trade account payable was created);

(v)                                 indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(vi)                              Capital Lease Obligations and Synthetic Lease Obligations;

(vii)                           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person; and

(h)                                 all Guaranties of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any Capital Lease Obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Institutional Investor” shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act) or “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act).

“Interest Expense” shall mean, for any period, the sum, without duplication, for the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP), of the following: (i) all interest in respect of Indebtedness accrued or paid during such period (whether or not actually paid during such period), plus (ii) the net amounts paid (or minus the net amounts received) in respect of interest rate Swap Contracts during such period, excluding reimbursement of legal fees and other similar transaction costs and excluding payments required by reason of the early termination of interest rate Swap Contracts, plus (iii) all fees, including letter of credit fees and expenses, (but excluding reimbursement of legal fees), plus (iv) the amortization of financing costs in connection with Indebtedness.

“Interest Payment Date” shall have the meaning given in paragraph 2B.

“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (i) the purchase or other acquisition of capital stock or other securities of another Person, (ii) a loan, advance or capital contribution to, Guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Indebtedness of such other Person, or (iii) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” shall mean a (i) material adverse effect on the business, assets, liabilities, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, (ii) material impairment of any Obligor’s ability to perform any of its obligations under this Agreement, the Subordinated Notes or the other Transaction Documents or (iii) material adverse effect on, or material impairment of, the validity or enforceability of the rights of, or the benefits available to, the holders of any of the Subordinated Notes under this Agreement, the Subordinated Notes or the other Transaction Documents.

“Material Rental Obligation” shall mean the obligation of a Group Member to pay rent under any one or more operating leases with respect to any real or personal property that is material to the business of such Group Member.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Non-Cash Charges” shall mean, with respect to any calculation of Consolidated Net Income for any period, all non-cash charges related to incentive stock compensation, all non-cash extraordinary losses and charges deducted in such calculation, as determined in accordance with GAAP (excluding inventory and account receivable write-downs and charge-offs), including, without limitation, non-cash recognition of unrealized declines in the market value of marketable securities recorded in accordance with ASC No. 320, non-cash asset impairment charges recorded in accordance with ASC No. 350 and ASC No. 360, and non-cash restructuring charges.

“Obligors” shall mean, collectively, the Company and each Subsidiary Guarantor, and “Obligor” shall mean any of them.

“OFAC” shall have the meaning given in paragraph 8Q(i).

“OFAC Listed Person” shall have the meaning given in paragraph 8Q(i).

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” shall mean a certificate signed in the name of the Company by its Chief Executive Officer, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer.

“Organizational Documents” shall mean: (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

“PIK Portion” shall have the meaning given in paragraph 2B.

“Plan” shall mean any “employee pension benefit plan” (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

“Purchasers” shall have the meaning given in the introductory paragraph hereof.

“Reference Period” shall mean, as of any date of determination, the period of four consecutive fiscal quarters of the Company and its Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

“Refinancing Agreement” shall mean an agreement entered into by the Company pursuant to which the Company incurs Refinancing Debt.

“Refinancing Debt” shall mean any Indebtedness, the proceeds of which are applied, directly or indirectly, to refinance all or a portion of the Indebtedness under the Credit Agreement, which constitutes “Senior Indebtedness” as defined in the Subordination Agreement.

“Related Party” shall mean (i) any officer or director of the Company or any Subsidiary, (ii) any Person directly or indirectly owning any shares of capital stock of the Company or any Subsidiary, (iii) any Person who is related by blood, adoption or marriage to any Person described in clause (i) or (ii), or (iv) any Affiliate of the Company or any Affiliate of any Person described in clause (i), (ii) or (iii); provided, however, that the Company and any Subsidiary of the Company shall not be Related Parties and no holder of a Subordinated Note shall be a Related Party.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA.

“Required Holder(s)” shall mean the holder or holders of more than 50% of the aggregate principal amount of the Subordinated Notes from time to time outstanding (exclusive of any Subordinated Note(s) then held by the Company, any Subsidiary or any of their respective Affiliates).

“Responsible Officer” shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

“Restricted Payment” shall mean (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Group Member, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s or any other Group Member’s stockholders, partners or members (or the equivalent Person thereof), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of, or other Equity Interest in, any Group Member now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of, or other Equity Interest in, any Group Member, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including economic or legal defeasance), sinking fund or similar payment with respect to any intercompany Indebtedness owing by the Company or any Subsidiary, and (v) any payment made to any Affiliates of any Group Member in respect of management, consulting or other similar services provided to any Group Member; provided, however, “Restricted Payment” shall not include any payment for the purchase or redemption of shares of stock of the Company held by (a) any employee of the Company or any of its Subsidiaries if the purpose of such payment is provide funds for the payment of taxes with respect to shares of the Company held by such employee, and (b) any employee stock ownership plan or trust if the purpose of such payment is to provide funds for payments by such plan or trust of payments that are required to be made to employees of the Company or its Subsidiaries.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall mean Safran USA, Inc.

“Senior Debt” shall mean “Senior Indebtedness” as defined in the Subordination Agreement.

“Significant Holder” shall mean (i) each Purchaser, so long as such Purchaser or one of its Affiliates shall hold (or be committed under this Agreement to purchase) any Subordinated Note, or (ii) any other Person which, together with its Affiliates, is the holder of at least 5% of the aggregate principal amount of the Subordinated Notes from time to time outstanding.

“Solvent” shall mean, with respect to any Person on a particular date, that, at fair valuations, (i) the sum of such Person’s assets is greater than (a) all of such Person’s consolidated liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) and (b) the amount required to pay such liabilities as they become absolute, matured or otherwise become due in the normal course of business, (ii) such Person has the ability to pay its debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute, matured or otherwise become due in the normal course of business and (iii) such Person does not have an unreasonably small amount of capital with which to conduct its business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subordinated Notes” shall have the meaning given in Article 1 hereof.

“Subordination Agreement” shall mean the Subordination Agreement dated as of the date hereof among the Purchasers, the Bank Agent, the Obligors and various Subsidiaries of the Company.

“Subsidiary” of a Person shall mean a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantor” shall mean each of Allied Motion Control Corporation, a Colorado corporation, Motor Products Corporation, a Delaware corporation, Emoteq Corporation, a Colorado corporation, AMOT I, INC., a Delaware corporation, AMOT II, INC., a Delaware corporation, AMOT III, INC., a Delaware corporation, Stature Electric, Inc., a Pennsylvania corporation, and Globe Motors, Inc., a Delaware corporation, and each other Subsidiary that is or is required to be a party to the Subsidiary Guaranty pursuant to the terms hereof.

“Subsidiary Guaranty” shall have the meaning given in paragraph 3A(ii) hereof.

“Swap Contract” shall mean (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (i) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease Obligation” shall mean the monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target” shall mean Globe Motors, Inc., a Delaware corporation.

“Total Funded Indebtedness” shall mean, with respect to the Company and its Subsidiaries, the sum, without duplication, of (i) the aggregate amount of Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, relating to (a) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (b) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (c) Synthetic Lease Obligations and Capital Lease Obligations, and (d) the maximum drawing amount of all letters of credit outstanding, plus (ii) Indebtedness of the type referred to in clause (i) of another Person Guarantied by the Company or any of its Subsidiaries.

“Total Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Total Funded Indebtedness (which shall include the “L/C Obligations” (as defined in the Credit Agreement)) of the Company and its Subsidiaries outstanding on such date to (ii) Consolidated EBITDA for the Reference Period ended on such date (calculated for the first four fiscal quarters following the date of closing after giving pro forma effect to the Acquisition).

“Transaction Documents” shall mean this Agreement, the Subordinated Notes, the Subsidiary Guaranty, the VCOC Letter, the Subordination Agreement and the other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any Subsidiary or Affiliate in connection with this Agreement.

“Transaction Expenses” shall mean fees, costs and expenses paid or reimbursed in cash by the Company or any other “Borrower” under the Credit Agreement before or within 180 days after the date of closing in connection with the Transactions.

“Transactions” mean the transactions contemplated by (i) the Transaction Documents, (ii) the Acquisition Agreement and (iii) the Credit Agreement.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Subordinated Note purchased by any Purchaser under this Agreement.

“TRW Litigation” shall mean the lawsuit pending before the High Court of Justice, Queen’s Beach Division, London Mercantile Court, Claim Number 2011-645, between Globe Inc. and Globe LDA, as claimants, and TRW Lucas Varity Electric Steering Limited, as defendant, and all proceedings related thereto or arising from the same facts and circumstances.

“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” shall have the meaning given in paragraph 8Q(i).

“VCOC Letter” shall have the meaning given in paragraph 3A(iii) hereof.

“Voidable Transfer” shall have the meaning given in paragraph 10F hereof.

“Wholly-Owned Subsidiary” shall mean any Subsidiary of the Company all of the outstanding capital stock or other equity interests of every class of which is owned by the Company or another Wholly-Owned Subsidiary of the Company, and which has outstanding no options, warrants, rights or other securities entitling the holder thereof (other than the Company or a Wholly-Owned Subsidiary) to acquire shares of capital stock or other Equity Interests of such Subsidiary.

11C.                      Accounting and Legal Principles, Terms and Determinations.

(i)                                     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (iii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.  Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should such citation, section or form be modified, amended or replaced.  For purposes of determining compliance with this Agreement (including, without limitation, Article 5, Article 6 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by ASC No. 825-10-25 — Fair Value Option, International Accounting Standard 39 — Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(ii)                                  If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Company or the Required Holder(s) shall so request, the Company and the holders of the Subordinated Notes shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Company shall provide to the holders of the Subordinated Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

12.                               MISCELLANEOUS.

12A.                      Subordinated Note Payments.  The Company agrees that, so long as any Purchaser shall hold any Subordinated Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Subordinated Note, and any other amounts becoming due hereunder or under any other Transaction Document, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser’s account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Subordinated Note with respect to the place of payment.  Each Purchaser agrees that, before disposing of any Subordinated Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid.  The Company agrees to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 12A.  No holder shall be required to present or surrender any Subordinated Note or make any notation thereon, except that upon the written request of the Company made concurrently with or reasonably promptly after the payment or prepayment in full of any Subordinated Note, the applicable holder shall surrender such Subordinated Note for cancellation, reasonably promptly after such request, to the Company at its principal office.

12B.                      Expenses.  Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

(i)                                     (a) all stamp and documentary taxes and similar charges, (b) costs of obtaining a private placement number from Standard and Poor’s Ratings Group for the Subordinated Notes and (c) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the other Transaction Documents or the issuance of the Subordinated Notes;

(ii)                                  document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with (a) this Agreement, any of the other Transaction Documents and the transactions contemplated hereby or thereby and (b) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement or any other Transaction Document, whether or not such proposed waiver, amendment, modification or consent shall be effected or granted;

(iii)                               the costs and expenses, including attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Subordinated Notes or any other Transaction Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or by reason of your or such Transferee’s having acquired any Subordinated Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case; and

(iv)                              any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Subordinated Notes by the Company.

The Company also will promptly pay or reimburse each Purchaser or holder of a Subordinated Note (upon demand, in accordance with each such Purchaser’s or holder’s written instruction) for all fees and costs paid or payable by such Purchaser or holder to the Capital Markets & Investment Analysis Office of the National Association of Insurance Commissioners

in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with such Capital Markets & Investment Analysis Office or any successor organization acceding to the authority thereof.

The obligations of the Company under this paragraph 12B shall survive the transfer of any Subordinated Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Subordinated Note.

12C.                      Consent to Amendments.  This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Subordinated Notes at the time outstanding, no amendment to this Agreement shall (i) change the maturity of any Subordinated Note, or change the principal of, or the rate, method of computation or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Subordinated Note, or affect the time, amount or allocation of any prepayments, in each case in any manner detrimental to, or disproportionate with respect to, any holder of a Subordinated Note, or (ii) change the proportion of the principal amount of the Subordinated Notes required with respect to any consent, amendment, waiver or declaration.  Each holder of any Subordinated Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Subordinated Note shall have been marked to indicate such consent, but any Subordinated Notes issued thereafter may bear a notation referring to any such consent.  No course of dealing between the Company and the holder of any Subordinated Note nor any delay in exercising any rights hereunder or under any other Transaction Document shall operate as a waiver of any rights of any holder of any Subordinated Note.  Without limiting the generality of the foregoing, no negotiations or discussions in which any holder of any Subordinated Note may engage regarding any possible amendments, consents or waivers with respect to this Agreement or any other Transaction Document shall constitute a waiver of any Default or Event of Default, any term of this Agreement or any other Transaction Document or any rights of any such holder under this Agreement or any other Transaction Document.  As used herein and in the Subordinated Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

12D.                      Form, Registration, Transfer and Exchange of Subordinated Notes; Lost Subordinated Notes.  The Subordinated Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $100,000 or (ii) enable the registration of transfer by a holder of its entire holding of Subordinated Notes; provided, however, that no such minimum denomination shall apply to Subordinated Notes issued upon transfer by any holder of the Subordinated Notes to any other entity or group of Affiliates with respect to which the Subordinated Notes so issued or transferred shall be managed by a single entity.  The Company shall keep at its principal office a register in which the Company shall provide for the registration of Subordinated Notes and of transfers of Subordinated Notes.  Upon surrender for registration of transfer of any Subordinated Note at the principal office of the Company, the Company shall promptly, at its expense, execute and deliver one or more new Subordinated Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees.  At the option of the holder of any Subordinated Note, such Subordinated Note may be exchanged for other Subordinated Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Subordinated Note to be exchanged at the principal office of the Company.  Whenever any Subordinated Notes are so surrendered for exchange, the Company shall promptly, at its expense, execute and deliver the Subordinated Notes which the holder making the exchange is entitled to receive.  Every Subordinated Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Subordinated Note or such holder’s attorney duly authorized in writing.  Any Subordinated Note or Subordinated Notes issued in exchange for any Subordinated Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Subordinated Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.  Upon receipt of written notice from the holder of any Subordinated Note of the loss, theft, destruction or mutilation of such Subordinated Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Subordinated Note, the Company will make and deliver a new Subordinated Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Subordinated Note.

12E.                      Persons Deemed Owners; Participations.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Subordinated Note is registered as the owner and holder of such Subordinated Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Subordinated Note and for all other purposes whatsoever, whether or not such Subordinated Note shall be overdue, and the Company shall not be affected by notice to the contrary.  Subject to the preceding sentence, the holder of any Subordinated Note may from time to time grant participations in such Subordinated Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

12F.                       Confidential Information.  For the purposes of this paragraph 12F, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under paragraph 5A that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Subordinated Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 12F, (iii) any other holder of any Subordinated Note or any other security of the Company, (iv) any Institutional Investor to which it sells or offers to sell such Subordinated Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 12F), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 12F), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any successor thereto (the “NAIC”) or the Capital Markets & Investment Analysis Office of the NAIC or any successor to such Office or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Subordinated Notes, this Agreement or any other Transaction Document.  Each holder of a Subordinated Note, by its acceptance of a Subordinated Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 12F as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Subordinated Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 12F.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Subordinated Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this paragraph 12F, this paragraph 12F shall not be amended thereby and, as between such Purchaser or such holder and the Company, this paragraph 12F shall supersede any such other confidentiality undertaking.

12G.                     Survival of Representations and Warranties; Entire Agreement.  All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement, the Subordinated Notes and the other Transaction Documents, the transfer by any Purchaser of any Subordinated Note or portion thereof or interest therein and the payment of any Subordinated Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee.  Subject to the preceding sentence, this Agreement, the Subordinated Notes and the other Transaction Documents embody the entire agreement and understanding between the Purchasers and the Company with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

12H.                     Successors and Assigns.  All covenants and other agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

12I.                          Independence of Covenants; Beneficiaries of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Subordinated Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.  The covenants of the Company contained in this Agreement are intended to be only for the benefit of the Purchasers and the holders from time to time of the Subordinated Notes, and their respective successors and assigns (including, without limitation, any Transferee), and are not intended to be for the benefit of, or enforceable by, any other Person.

12J.                        Notices.  All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Subordinated Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Subordinated Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 455 Commerce Drive, Suite 4, Amherst, New York 14228, Attention:  Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Subordinated Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Subordinated Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

12K.                     Payments Due on Non-Business Days.  Anything in this Agreement or the Subordinated Notes to the contrary notwithstanding, any payment of principal of, interest on or Yield-Maintenance Amount payable with respect to any Subordinated Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of, or any date for a principal prepayment on, any Subordinated Note is other than a Business Day, then all payments due on such Subordinated Note on such maturity date or principal prepayment date that are to be made on such next succeeding Business Day shall include such additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

12L.                      Satisfaction Requirement.  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any

Purchaser, to any holder of a Subordinated Note or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

12M.                   GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES UNDER THIS AGREEMENT OR IN CONNECTION WITH ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER SOUNDING IN CONTRACT OR TORT) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

12N.                      SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE SUBORDINATED NOTES OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.  THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 12J, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT.  THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A SUBORDINATED NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE SUBORDINATED NOTES, OR THE OTHER TRANSACTION DOCUMENTS BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE COMPANY HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER

THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY), THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, THE SUBORDINATED NOTES OR THE OTHER TRANSACTION DOCUMENTS.  THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SUBORDINATED NOTES, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING IN CONNECTION WITH ANY CLAIMS OR DISPUTES RELATING THERETO, WHETHER SOUNDING IN CONTRACT OR TORT).

12O.                     Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12P.                       Descriptive Headings; Advice of Counsel; Interpretation; Time of the Essence.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement, the Subordinated Notes and the other Transaction Documents, that such party has discussed this Agreement, the Subordinated Notes and the other Transaction Documents with its counsel and that any and all issues with respect to this Agreement, the Subordinated Notes and the other Transaction Documents have been resolved as set forth herein and therein.  No provision of this Agreement, the Subordinated Notes or any other Transaction Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.  Time is of the essence in the performance of this Agreement and the other Transaction Documents.

12Q.                     Counterparts; Facsimile or Electronic Signatures.  This Agreement may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

12R.                      Severalty of Obligations.  The sales of Subordinated Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations.  No failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

12S.                        Independent Investigation.  Each Purchaser represents to and agrees with each other Purchaser that it has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Company and its Subsidiaries in connection with its purchase of the Subordinated Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Company.  No holder of Subordinated Notes shall have any duties or responsibility to any other holder of Subordinated Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto.  No holder of Subordinated Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Subordinated Notes.

12T.                      Directly or Indirectly.  Where any provision in this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

12U.                      Transaction References.  The Company agrees that Prudential Capital Partners may (a) refer to its role in originating the purchase of the Subordinated Notes from the Company, as well as the identity of the Company and the aggregate principal amount and issue date of the Subordinated Notes, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Company’s corporate logo in conjunction with any such reference.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.  SIGNATURES ON THE FOLLOWING PAGE.]

12W.                  Binding Agreement.  When this Agreement is executed and delivered by the Company and each of the Purchasers it shall become a binding agreement between the Company and each of the Purchasers.

Very truly yours,

ALLIED MOTION TECHNOLOGIES INC.

By:
Name:
Title:

The foregoing Agreement is
hereby accepted as of the
date first above written.

PRUDENTIAL CAPITAL PARTNERS IV, L.P.

By:	Lake Street Partners IV, L.P. (its General Partner)

By:
Vice President

PRUDENTIAL CAPITAL PARTNERS MANAGEMENT FUND IV, L.P.

By:	Market Street Holdings IV, LLC (its
General Partner)

By:	Prudential Investment Management, Inc. (its
Managing Member)

By:
Vice President

Allied Motion Technologies Inc.

Signature Page to Note Agreement

PRUDENTIAL CAPITAL PARTNERS (PARALLEL FUND) IV, L.P.

By:	Lake Street Partners IV, L.P. (its General Partner)

By:
Vice President

2

EXHIBIT A

[FORM OF SUBORDINATED NOTE]

THIS SUBORDINATED NOTE IS SUBORDINATED TO THE PRIOR PAYMENT AND SATISFACTION IN CASH OF ALL SENIOR INDEBTEDNESS, AS DEFINED IN THE SUBORDINATION AGREEMENT DATED AS OF OCTOBER 18, 2013 AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME (THE “SUBORDINATION AGREEMENT”), TO THE EXTENT, AND IN THE MANNER PROVIDED IN THE SUBORDINATION AGREEMENT.

ALLIED MOTION TECHNOLOGIES INC.

14.50% SENIOR SUBORDINATED NOTE DUE OCTOBER 18, 2019

No.	[Date]

$

FOR VALUE RECEIVED, the undersigned, ALLIED MOTION TECHNOLOGIES INC., a corporation organized and existing under the laws of the State of Colorado (herein called the “Company”), hereby promises to pay to                                                                                                                , or registered assigns, the principal sum of (1)                                                    DOLLARS ($                  ), plus (2) such amounts of interest on this Subordinated Note which have been added to the principal balance of this Subordinated Note pursuant to the provisions of paragraph 2B of the Agreement (as defined below), on October 18, 2019, with interest (computed on the basis of a 360-day year—30-day month) (a) on the unpaid balance thereof at the rate of 14.50% per annum from the date hereof, payable quarterly on the last day of March, June, September and December in each year, commencing December 31, 2013, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount, any overdue payment of interest (to the extent permitted by applicable law), and, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s), the entire unpaid principal balance hereof, at a rate per annum from time to time equal to the Default Rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).  The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 16.50% or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Subordinated Note are to be made at the main office of JPMorgan Chase Bank, National Association, in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Subordinated Note is one of a series of Senior Subordinated Notes (herein called the “Subordinated Notes”) issued pursuant to a Note Agreement, dated as of October 18, 2013 (herein called the “Agreement”), among the Company and the original purchasers of the Subordinated Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

This Subordinated Note is a registered Subordinated Note and, as provided in the Agreement, upon surrender of this Subordinated Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Subordinated Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Subordinated Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Subordinated Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

In case an Event of Default shall occur and be continuing, the principal of this Subordinated Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Subordinated Note, whether now or hereafter required by applicable law.

Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

THIS SUBORDINATED NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

ALLIED MOTION TECHNOLOGIES INC.

By:
Title: